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Quantum Computing Exxon April 13 2021Quantum Computing Exxon April 13 2021

to innovate VO: VO: VO: The challenges we face as a planet can be summed up simply, we need to provide a reliable and affordable energy VO: VO: VO: to our growing population while also addressing the risk of climate change. 2 April 13 2021to innovate VO: VO: VO: The challenges we face as a planet can be summed up simply, we need to provide a reliable and affordable energy VO: VO: VO: to our growing population while also addressing the risk of climate change. 2 April 13 2021

t to inno o innov vat ate e VO: VO: VO: Natural gas provides energy to the world. VO: VO: VO: When compared to coal it emits up to 60 percent fewer and produces fewer pollutants for power generation. greenhouse gasses 3 April 13 2021t to inno o innov vat ate e VO: VO: VO: Natural gas provides energy to the world. VO: VO: VO: When compared to coal it emits up to 60 percent fewer and produces fewer pollutants for power generation. greenhouse gasses 3 April 13 2021 to innovate VO: VO: VO: Shipping liqueﬁed natural gas or LNG isn’t like shipping sneakers. The issue isn’t just one of production, but also one of transportation. VO: VO: VO: The global LNG industry today involves thousands of Efﬁcient shipping is absolutely critical LNG needs to arrive on time or people could run out of power. voyages a year across the globe. 4 April 13 2021to innovate VO: VO: VO: Shipping liqueﬁed natural gas or LNG isn’t like shipping sneakers. The issue isn’t just one of production, but also one of transportation. VO: VO: VO: The global LNG industry today involves thousands of Efﬁcient shipping is absolutely critical LNG needs to arrive on time or people could run out of power. voyages a year across the globe. 4 April 13 2021

VO: VO: VO: To handle the scheduling and the global supply chain over a year, each day of the year, while satisfying requirements for hundreds This problems can involve millions of discrete decisions which you must account for the positions of each ship on of deliveries across the world. means the number VO: VO: VO: of routing combinations we would need to consider would be larger The problem becomes even more challenging if you go to a much larger fleet or introduce uncertainty than the number of atoms that exist in the universe. 5 April 13 2021VO: VO: VO: To handle the scheduling and the global supply chain over a year, each day of the year, while satisfying requirements for hundreds This problems can involve millions of discrete decisions which you must account for the positions of each ship on of deliveries across the world. means the number VO: VO: VO: of routing combinations we would need to consider would be larger The problem becomes even more challenging if you go to a much larger fleet or introduce uncertainty than the number of atoms that exist in the universe. 5 April 13 2021 to innovate VO: VO: VO: like disruptions in the weather or fluctuations in demand, then you’re talking about billions or trillions of discrete There currently isn’t a computer on the planet powerful enough to decisions. do this without greatly simplifying the problem. At least not yet. 6 April 13 2021to innovate VO: VO: VO: like disruptions in the weather or fluctuations in demand, then you’re talking about billions or trillions of discrete There currently isn’t a computer on the planet powerful enough to decisions. do this without greatly simplifying the problem. At least not yet. 6 April 13 2021

IBM

MALKA


IBM Quantum

VO:

Working in partnership with IBM Quantum,



VO:

ExxonMobil Corporate Strategic research has been exploring how to model maritime inventory routing



VO:

on quantum devices.



VO:

We've looked at the strengths of different mathematical approaches and quantum solvers,



VO:

including how well they account for complex real world constraints,



VO:

like limits on ship sizes and timing of when ships need to arrive and depart.

April 13 2021

7

to innovate VO: VO: VO: These mathematical models can also be relevant to other vehicle including goods delivery, ride sharing services, routing problems, VO: and urban waste management. 8 April 13 2021to innovate VO: VO: VO: These mathematical models can also be relevant to other vehicle including goods delivery, ride sharing services, routing problems, VO: and urban waste management. 8 April 13 2021 to innovate VO: VO: VO: By partnering with IBM Quantum, our aim is to ultimately level up and make bigger differences. We believe these will provide different ways of thinking about the our ability to tackle more complex optimizations dual challenge we face now VO: and the ones we will tackle in the foreseeable future. 9 April 13 2021to innovate VO: VO: VO: By partnering with IBM Quantum, our aim is to ultimately level up and make bigger differences. We believe these will provide different ways of thinking about the our ability to tackle more complex optimizations dual challenge we face now VO: and the ones we will tackle in the foreseeable future. 9 April 13 2021

Thank You 10 April 13 2021Thank You 10 April 13 2021

Important Additional Information Regarding Proxy Solicitation

Exxon Mobil Corporation (“ExxonMobil”) has filed a definitive proxy statement and form of associated BLUE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for ExxonMobil’s 2021 Annual Meeting (the “Proxy Statement”). ExxonMobil, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2021 Annual Meeting. Information regarding the names of ExxonMobil’s directors and executive officers and their respective interests in ExxonMobil by security holdings or otherwise is set forth in the Proxy Statement. To the extent holdings of such participants in ExxonMobil’s securities are not reported, or have changed since the amounts described, in the Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of ExxonMobil’s Board of Directors for election at the 2021 Annual Meeting are included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING BLUE PROXY CARD, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and shareholders can obtain a copy of the Proxy Statement and other relevant documents filed by ExxonMobil free of charge from the SEC’s website, www.sec.gov. ExxonMobil’s shareholders can also obtain, without charge, a copy of the Proxy Statement and other relevant filed documents by directing a request by mail to ExxonMobil Shareholder Services at 5959 Las Colinas Boulevard, Irving, Texas, 75039-2298 or at shareholderrelations@exxonmobil.com or from the investor relations section of ExxonMobil’s website, www.exxonmobil.com/investor.